UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2024

ARTELO BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-199213	33-1220924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Lomas Santa Fe, Suite 160 Solana Beach, CA USA	92075
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 925-7049

__________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share Warrants	ARTL ARTLW	The Nasdaq Stock Market, LLC The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2024 (the “Amendment Date”), the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Artelo Biosciences, Inc. (the “Company”) amended certain options to purchase shares of the Company’s common stock issued under the Company’s 2018 Equity Incentive Plan (the “Plan”) pursuant to a previously approved offer made to such holders by the Company to amend such eligible options (such options, the “Eligible Options”). The Eligible Options were amended to (i) reduce the exercise price per share of the Company’s common stock (a “Share”) of each such Eligible Option to be equal to $1.55, the closing price per Share as of the Amendment Date, and (ii) apply a new vesting schedule for each such Eligible Option such that (A) none of the Shares subject to each such Eligible Option will be vested as of the Amendment Date and (B) 1/3rd of the Shares underlying each Eligible Option will vest on the first anniversary of the Amendment Date, and 1/36th of the Shares underlying each Eligible Option will vest each month thereafter on the same day of the month as the Amendment Date (or, if there is no such day, the last day of the month), subject to the applicable holder remaining a Service Provider (as defined in the Plan) of the Company through each vesting date (such amendment, the “Repricing and Revesting Amendment”). No other terms of the options were modified. All options to purchase shares of common stock of the Company held by the eligible participants with an exercise price per Share that was greater than or equal to $1.99 was amended pursuant to the Repricing and Revesting Amendment.

The Repricing and Revesting Amendment included options granted under the Plan that are held by employees and non-employee directors. After evaluating several alternatives, the Compensation Committee determined that the Repricing and Revesting Amendment was in the best interests of the Company and its stockholders and provides the most effective means of retaining and incentivizing the Company’s key contributors while preserving cash resources and without incurring stock dilution from significant additional equity grants.

The following options held by Greg Gorgas, the Company’s sole executive officer, were included in the Repricing and Revesting Amendment:

Name and Position	Total Option Shares	Exercise Price Range of Original Options
Greg Gorgas	274,308	$3.15 to $39.90
President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTELO BIOSCIENCES, INC.

/s/ Gregory D. Gorgas
Gregory D. Gorgas
President & Chief Executive Officer

Date: March 4, 2024

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